EXHIBIT 10.1

                        EXECUTIVE EMPLOYMENT AGREEMENT

      This EXECUTIVE EMPLOYMENT AGREEMENT (the "EMPLOYMENT AGREEMENT") effective the 1st day of September, 1998 (the "EFFECTIVE DATE"), by and between TRISTAR CORPORATION, a Delaware corporation ("EMPLOYER"), and RICHARD HOWARD ("EMPLOYEE"). This Agreement amends and restated in its entirety the Executive Employment Agreement between Employer and Employee dated November 26, 1997.

                             W I T N E S S E T H:

      WHEREAS, Employer desires to employ Employee as President and Chief Operating Officer for a term of employment as herein provided and Employee desires to accept such employment as herein provided; and

      WHEREAS, the parties desire to establish by contract the terms and conditions of the employment of Employee by Employer;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

      I. TERM OF EMPLOYMENT. The term of Employee's employment under this Employment Agreement shall commence on the Effective Date and terminate on August 31, 2000, unless terminated earlier as provided herein (the "TERM").

      2. TITLE AND DUTIES OF EMPLOYEE. Employee shall serve as President and Chief Operating Officer of Employer. Employee agrees to his employment by Employer and to devote substantially his entire business time to the business of Employer throughout the period of his employment, provided that Employee may make personal passive investments and be involved in charitable activities provided they do not interfere with his activities hereunder. Employee is employed as President and Chief Operating Officer and shall perform such duties as directed by the Chief Executive Officer or Board of Directors of Employer. Employer shall have the right at any time to change or modify the work or duties to be performed by Employee, provided that such work or duties as so changed or modified shall include the general powers and duties usually vested in the office of the Chief Operating Officer of a company of Employer?s size and shall be commensurate with such position. Subject to the prior sentence, Employer shall have the exclusive power and authority to determine the matters to be assigned to Employee and the specific duties to be performed by him. Employee shall report to only the Board of Directors and Chief Executive Officer of Employer.

      3. SALARY. For all services rendered by him during the Term, Employee shall be paid a base salary at the rate of Two Hundred Fifty Thousand Dollars per annum ($250,000) ("SALARY"), payable weekly, subject to standard deductions for all applicable state and federal taxes and other reasonable bonafide deductions.

      4. ADDITIONAL BENEFITS. During the Term, Employee shall be entitled to the following other benefits, in addition to his Salary or as otherwise described in this Employment Agreement:

            A. REIMBURSEMENT FOR TRAVEL, ENTERTAINMENT AND OTHER EXPENSES. During the Term, Employer shall reimburse Employee for any reasonable travel, entertainment or other necessary expenses incurred in the performance of his duties under this Employment Agreement, consistent with the policies of Employer at the time of such reimbursement with respect to such expenses, as such policy may be modified from time to time.

            B. ALL BENEFIT PLANS. During the Term, Employee shall be eligible to participate in all benefit plans generally available to Employer's officers, excluding any bonus plans other than as described in PARAGRAPH 4(C) below and shall at a minimum be provided with a health plan, long term disability benefits (based upon Employee?s inability to do his job for a consecutive period of 6 months) and life insurance coverage pursuant to Employer?s benefit plan in existence at the time hereof as such plan may be enhanced but not diminished during the term hereof.

            C. BONUS PLAN. During the Term, Employee shall be eligible for annual incentive compensation with a targeted maximum benefit of 40% of Employee's Salary upon Employer achieving certain reasonable financial and other goals to be agreed to by Employer and Employee and with adjustments for a lesser bonus than the targeted maximum benefit if certain lesser financial and other goals are achieved. In the event Employee?s employment is terminated for reasons other than as set forth in SECTIONS 7(C) or 7(E) after six (6) months from the commencement date hereof or after the first six (6) months of any fiscal year of the Employer, Employee shall receive a prorated bonus for the period of employment based upon the accomplishment of the financial goals that are met for such period prior to termination of employment.

            D. STOCK OPTIONS. Employer shall be granted stock options pursuant to a stock option agreement in substantially the form of the Stock Option Agreement attached hereto as EXHIBIT A.

            E. CAR ALLOWANCE. Employer shall pay Employee a car allowance of $500.00 per month.

            F. RELOCATION PACKAGE. Employer shall pay Employee?s temporary living expenses, moving expenses, relocation expenses, family visitation expenses and other incidental expenses related to Employee relocating himself and his family to Employer?s place of business in San Antonio, Bexar County, Texas. In satisfaction of the provisions of the preceding sentence, Employer shall pay Employee $4,500 per month during the Term pursuant to the provisions of this SECTION 4(F) as well as advances for major expenses. If

      Employee relocates himself and his family to San Antonio, Bexar County, Texas, within 12 months of the date hereof, Employer shall pay to Employee $60,000, and upon such payment, no further payments described in the preceding sentence shall be made to Employee. Employee shall promptly notify Employer upon Employee's family relocating to San Antonio, Bexar County, Texas.

      5. RESIGNATION. If for any reason other than for Good Reason, as hereinafter defined, Employee voluntarily resigns his employment prior to the expiration of the Term, Employee shall forfeit any right to receive any payments or benefits, including severance benefits, pursuant to this Employment Agreement and Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with Employee's employment, except for amounts accrued prior to such termination, a bonus pursuant to SECTION 4(C), if any is earned, and any right of indemnification hereunder or under the provisions of Employer's Bylaws and Articles of Incorporation (the "INDEMNITY OBLIGATION"). Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the resignation of Employee, including, but not limited to, the provisions of SECTION 9. Employee may terminate his employment hereunder for Good Reason, upon written notice to Employer setting forth the nature of such Good Reason in reasonable detail. "GOOD REASON" shall mean (i) the failure of Employer to provide Employee the salary, incentive and bonus compensation and benefits in accordance with the terms hereof, (ii) the failure of Employer to continue Employee in the position of Chief Operating Officer, (iii) the material diminution in the nature or scope of the Employee?s responsibilities, duties or authority, (iv) the relocation of Employer's offices from the San Antonio, Texas area or (v) any other material breach of this Employment Agreement by Employer. Upon Employer's receipt of written notice of Employee's termination for Good Reason hereunder, such termination shall be effective thirty (30) days after receipt of such notice if a cure for such event has not been effected.

      6. SEVERANCE AND NON-RENEWAL PAYMENT. Notwithstanding anything to the contrary herein contained, the provisions of this SECTION 6 shall not be applicable to a termination of employment pursuant to SECTIONS 7(A), 7(B), 7(C) or 7(E) of this Employment Agreement. In addition, there shall be no obligation of Employee to mitigate his damages and seek employment following the termination of Employee's employment in order to receive the Severance or Non-Renewal Payment hereunder.

            A. SEVERANCE. In the event the employment of Employee by Employer is terminated prior to the end of the Term, for any reason other than the reasons set forth in the preamble to this SECTION 6, Employer shall be obligated to pay Employee a severance payment (the ?SEVERANCE?) in an amount equal to two (2) years Salary payable in twenty-four (24) equal monthly installments of $20,833.33 (each a ?SEVERANCE PAYMENT?) commencing the first of the month following any such termination. Any Severance hereunder shall be subject to the following conditions and adjustments:

                        (i) The Severance shall be reduced by the number of
            months salary paid by Employer from the Effective Date to the date of termination hereunder multiplied by $20,833.33, and the number of Severance Payments to be paid shall be reduced by the number of months salary paid by Employer to Employee since the Effective Date to the date of termination hereunder.

                        (ii) The Severance shall be reduced and offset on a
            dollar for dollar basis in an amount equal to any sums earned and/or received during the Severance period by Employee for any services directly or indirectly provided to a third party such as salary, incentive payments, bonus or consulting fees (the ?OFFSET RIGHT?). During the Severance period Employee shall immediately give Employer written notice upon Employee?s engagement by a third party for Employee to directly or indirectly provide any type of employment, advice or consulting services.

                        (iii) The first nine (9) months of Severance Payments
            under this Section shall not be subject to the Offset Right.

                        (iv) Subject to Subsections (ii) and (iii) above, the
            parties agree that notwithstanding any other provisions to the contrary herein contained, the Employee shall be entitled to receive Severance Payments equal to the greater of twelve (12) months or the remaining balance of the Term at the date of termination, whichever sum is greater.

            B. NON-RENEWAL PAYMENT. At the end of the Term of this Employment Agreement, provided this Employment Agreement has not been terminated, if the Agreement is not renewed and extended on a basis that is mutually acceptable to both Employer and Employee, then in such event, Employee shall be entitled to receive twelve (12) months salary in equal monthly installments over a 12-month period beginning on the first day of the first month following the expiration of the Term as non-renewal benefit (?NON-RENEWAL PAYMENT?) subject to the following conditions and adjustments:

            (i) The Non-Renewal Payment hereunder shall be subject to the Offset Right.

            (ii) The first nine (9) months Non-Renewal Payment shall not be subject to the Offset Right.


            C. SURVIVAL OF CERTAIN PROVISIONS. Upon any such termination, this Employment Agreement shall be terminated and Employer shall be released from all obligations to Employee with respect to this Employment Agreement, except for the compensation obligations set forth herein and the indemnification obligation. Nevertheless, Employer and Employee shall continue to be bound and obligated by any provision of this Employment Agreement which is intended by its terms to survive and continue beyond the termination of this Employment Agreement, including, but not limited to, the provisions of SECTION 9. The right of Employer to terminate Employee in Employer's discretion prior to the end of the Term is an independent and absolute right, and may be applied and enforced separately by Employer at its election and in its sole discretion, notwithstanding any other provision contained in this Employment Agreement to the contrary.

      7. TERMINATION EARLIER THAN BY EXPIRATION OF TERM.

      Although the parties expressly intend that employment under this Employment Agreement shall continue until August 31, 2000, unless sooner terminated pursuant to the provisions of SECTION 5 or SECTION 6 above, the parties agree that employment under this Employment Agreement, and the provisions hereof (except for any provision intended by its terms to survive and continue, including, but not limited to, the provisions of SECTION 9), shall be terminated in advance of the expiration of the Term upon the occurrence of any one of the following events:

            A. DEATH.  The death of Employee;

            B. DISABILITY. The physical or mental disability of Employee that has prevented him from performing effectively the duties of his employment for a time period greater than six (6) consecutive months;

            C. TERMINATION FOR CAUSE. Employer also reserves the right at its election to terminate the employment of Employee for Cause. ?CAUSE? exists if Employee (i) has engaged in a wilful act of dishonesty (other than good faith expense account disputes), or (ii) has willfully violated any material provision of Employer?s Code of Conduct which is currently in effect, as the same may be modified, amended or restated from time to time, and a copy of which is attached hereto and marked EXHIBIT B and incorporated herein by reference. Upon the occurrence of any event described in clause (i) of this SECTION 7(C), regardless of whether such event is also described in clause (ii) of this SECTION 7(C), notice of termination for cause of the employment of Employee may be given in writing by Employer to Employee and such termination shall be effective immediately upon the delivery of such notice. Upon the occurrence of any event described in clause (ii) of this SECTION 7(C), notice of termination for cause of the employment of Employee setting forth the grounds for such termination shall be given to Employee by Employer in writing within sixty
      (60) days of receiving actual knowledge of such default by the Chief Executive Officer or Board of Directors of Employer and such termination shall be effective thirty (30) days thereafter if a cure for such event has not been effected. The giving of such notice shall also effect a termination of the obligations under this Employment Agreement, including without limitation SECTION 3, 4, and 6, except as to any provision of this Employment Agreement which is intended by its terms to survive and continue, including, but not limited to, the provisions of SECTION 9.

            D. TERMINATION BY EMPLOYER WITHOUT CAUSE. Employer terminates Employee's employment with Employer during the Term without Cause.

            E. TERMINATION BY EMPLOYEE WITHOUT GOOD REASON. Employee terminates his employment with Employer during the Term without Good Reason.

            F. TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee terminates his employment with Employer during the Term for Good Reason.

      Upon the occurrence of any of the events described above in SECTIONS 7(A) through 7(C) or SECTION 7(E), Employer shall be released and discharged from any liability, obligation or duty arising in connection with this Employment Agreement or in connection with Employee?s employment except as otherwise provided herein and further, provided that upon the occurrence of any event described in SECTION 7(A), Employee shall be entitled to receive the proceeds of the life insurance policy maintained by Employer on the life of Employee or upon the occurrence of an event described in SECTION 7(B), Employee shall be entitled to the benefits of any disability policy of Employer covering such event to the extent provided in such policy. In all cases the indemnification obligation shall continue.

      8. EMPLOYEE OWNERSHIP. During the Term, Employee will not directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any material endeavor or effort to any other business other than the business of Employer other than the charitable activities as permitted in SECTION 2 hereof.

      9. RECORDS; CONFIDENTIAL INFORMATION; NON-COMPETITION AGREEMENT; TANGIBLE PROPERTIES.

            A. OWNERSHIP. All business records, data and information (?RECORDS?) are and shall remain the exclusive property of Employer. Employee shall not under any circumstances whatsoever permanently remove any Records from the premises of Employer without prior written consent of Employer.

            B. RETURN OF RECORDS. Upon request, Employee shall immediately return to Employer all Records and copies thereof in Employee?s possession.

            C. CONFIDENTIAL AND PROPRIETARY INFORMATION. To the extent not otherwise provided for in this Employment Agreement, except as reasonably desirable in Employee's performance of his duties hereunder, Employee agrees to maintain the confidentiality of all confidential and proprietary information relating to the business or internal operation of Employer both during and after his employment by Employer, provided that if Employee becomes legally compelled to disclose any such information, Employee will (i) promptly notify Employer so that Employer may seek a protective order or other appropriate remedy and/or waive compliance under this SECTION 9(C) and (ii) comply with all reasonable requests of Employer in seeking a protective order or other appropriate remedy. If such protective order or other remedy is not timely obtained, or if Employer waives compliance with the provisions of this SECTION 9(C), Employee will furnish only that portion of such information that is legally required. Employee understands and agrees that this SECTION 9 is a material part of this Employment Agreement, his acceptance of which is an inducement to Employer to enter into this Employment Agreement.

            D. NON-COMPETITION AGREEMENT. Employee covenants and agrees that for the period beginning the date of Employee?s termination of his employment with Employer, however such termination is brought about (the "TERMINATION DATE"), and ending on the second (2nd) anniversary of said date (the "RESTRICTED PERIOD"), Employee will not, directly or indirectly, on his own behalf or as a partner, officer, consultant, principal, agent, stockholder (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, invest or engage in, or devote any endeavor or effort to the alternative designer fragrances or cosmetics segment of the perfume or toiletries business, of the type currently sold by the persons set forth on EXHIBIT C attached hereto and not mass brands of the types sold by Proctor and Gamble, Unilever, Colgate-Palmolive, L'Oreal or Revlon (the "BUSINESS"), in the United States or other countries the Employer or its subsidiaries are doing business at the time of the termination of this Employment Agreement (the "TERRITORY"). During the Restricted Period, in the event Employee is employed by or consults with a Conglomerate, as herein defined, and such Conglomerate?s primary business is not the Business, as long as Employee is not directly or indirectly involved in employment with or consulting in the Business, then in such event, that employment is not prohibited from employment by such Conglomerate; however, Employer shall be prohibited from being involved directly or indirectly with the Business. Employee shall be prohibited from working for a Conglomerate whose primary business is the Business. For the purposes of this SECTION 9, "CONGLOMERATE" shall be defined as any business which is comprised of entities or groups (e.g., divisions) with multiple lines of business. Nothing herein shall prohibit Employee owning an investment of less than ten percent (10%) of a Conglomerate.

            E. NON-SOLICITATION AGREEMENT. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from Employer or any entity controlled by or under common control with Employer, or otherwise interfere in a material fashion with the relationship with, any person who is employed by or otherwise engaged to perform services for Employer or any person or entity who is as of the Termination Date, or within the then most recent 12-month period, a customer or client of Employer. The giving of references shall not be deemed a violation of this Section.

            F. REFORMATION. Each of the parties hereto recognizes the time limitations and territorial restrictions contained in this SECTION 9 are properly required for the adequate protection of the business and goodwill of Employer and agrees in the event any covenant or provision contained herein shall be deemed to be illegal, unenforceable, or unreasonable by a court or other tribunal of competent jurisdiction with respect to the time limitation or any part of the Territory, such provision or covenant should be modified to extend to the maximum time and territory that is reasonable and submits to the reduction of said time limitations and territorial restriction to such a time or an area as said court or tribunal shall deem reasonable.

            G. DOCUMENTS WRITTEN MATERIALS AND TANGIBLE PROPERTIES. To the extent not otherwise provided for in this Employment Agreement, Employee agrees that all documents, written materials and other tangible property, including copies thereof, relating in any way to the business of Employer, shall be and remain the exclusive property of Employer and shall be returned to Employer by Employee immediately upon termination of his employment by Employer or at the request of Employer.

            H. INJUNCTIVE RELIEF. Employee hereby acknowledges and agrees that Employer could not be fully compensated for damages resulting from a continuing and material breach of any of the provisions of this SECTION 9 and, accordingly, that Employer shall be entitled to temporary and permanent injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to prevent a breach or threatened breach of this SECTION 9 or to enforce the terms of this
      SECTION 9. This right of Employer with respect to the obtaining of injunctive relief shall not, however, diminish any right of Employer to claim and recover monetary damages or to obtain any other remedy.

            I. SURVIVAL. The provisions of this SECTION 9 shall continue in effect notwithstanding the termination of, or resignation from, the employment of Employee by Employer.

      10. WAIVER OF BREACH. A waiver by a party of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party of the same or any other provision of this Employment Agreement.

      11. NOTICES. Any notice required to be given under this Employment Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, or hand delivered, or via overnight delivery service to the other party at the address shown below:

      For Employer:     Tristar Corporation
                        12500 San Pedro, Suite 500
                        San Antonio, Texas 78216
                        Attn: Mr. Viren Sheth

      With a copy to:   Fulbright & Jaworski L.L.P.
                        300 Convent, Suite 2200
                        San Antonio, Texas 78205
                        Attn: Phillip M. Renfro, Esq.

      For Employee:     Mr. Richard Howard
                        6 Woods End Road
                        Rumson, New Jersey 07760

      With a copy to:   Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036
                        Attn: Michael S. Sirkin, Esq.

Either party may change its or his address for notices under this section by giving notice of the change to the other pursuant to this section.

      12. GOVERNING LAW; FORUM. This Employment Agreement shall be governed by and construed in accordance with the laws of the State where Employer has its corporate and administrative offices without regard to the conflicts of laws rules thereof and is made and entered into in San Antonio, Bexar County, Texas. Any and all controversies between the Employer and Employee shall be settled by arbitration, in accordance with the Commercial Arbitration rules, then existing, of the American Arbitration Association. Any arbitration hereunder shall be before one arbitrator associated with the American Arbitration Rules of the American Arbitration Association. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in Bexar County, Texas. The arbitrator may award attorneys' fees and costs to the prevailing party pursuant to the terms of this Employment Agreement.

      13. SEVERABILITY. If any of the provisions of this Employment Agreement is determined to be invalid or unenforceable in part, the remaining provisions, and the enforceable portions of any partially unenforceable provisions, shall nevertheless be binding and enforceable.

      14. BINDING EFFECT; EFFECTIVE DATE; ENTIRE AGREEMENT. Subject to SECTION 15 below, this Employment Agreement shall inure to the benefit of and shall be binding upon Employer and its successors and assigns, and upon Employee and his heirs, legatees, executors, administrators, successors and beneficiaries. This Employment Agreement shall be effective as of the date hereof. This Employment Agreement contains the entire agreement between the parties and supersedes any prior agreements, letter agreements, term sheets or discussions between the parties, including the letter agreement between the parties dated November 4, 1997. This Employment Agreement may not be amended except by a written agreement signed by the parties.

      15. ASSIGNMENT. This Employment Agreement shall not be assignable by Employee without the prior written consent of Employer. This Employment Agreement may only be assigned by Employer in connection with a sale of all or substantially all of the assets of the Employer. In such event a written assumption agreement shall be promptly delivered to Employee by the buyer of such assets.

      16. CAPTIONS. Captions of Sections are inserted only as a matter of convenience and reference and in no way define, limit or describe the substance or scope of this Employment Agreement or the intent of any of its provisions.

      17. RULES OF CONSTRUCTION. This Employment Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. All references in this Employment Agreement to "parties" refer to parties in this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to sections are to sections of this Employment Agreement unless expressly indicated otherwise. References in this Employment Agreement to "provisions" of this Employment Agreement refer to the terms, conditions and promises contained in this Employment Agreement. At each place in this Employment Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. Forms of the verb "including" mean "including without limitation". The word "or" is inclusive and includes "and".

      18. INDEMNITY. Employer and Employee will enter into an Indemnity Agreement in substantially the form attached hereto as EXHIBIT D contemporaneously with or promptly after the execution hereof, which will provide that the Employer will provide, subject to a customary limits and exclusions, for the payment of legal fees and expenses related to the defense of Employee of an action brought against Employee for which he is entitled to be indemnified hereunder. The Employer will have the obligation to maintain and continue in full force and effect an officer and directors insurance policy with terms generally consistent with the officer and director insurance policy currently in place.

      19. REIMBURSEMENT OF EMPLOYEE'S ATTORNEY'S FEES. Employer shall pay Employee for the legal fees of Employee?s attorneys, Proskauer Rose LLP, incurred in connection with the negotiation and execution of this Employment Agreement.

                          [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


                              TRISTAR CORPORATION

                              By: /s/ VIREN SHETH
                              Name: VIREN SHETH
                              Title: CHIEF EXECUTIVE OFFICER


                              /s/ RICHARD HOWARD
                              --------------------------------------------
                              RICHARD HOWARD

                                   EXHIBIT A

                           LONG-TERM INCENTIVE PLAN
                            STOCK OPTION AGREEMENT


      STOCK OPTION AGREEMENT dated as of the Grant Date (the "Grant Date") set forth on Schedule I hereto, between TRISTAR CORPORATION, a Delaware corporation (the "Company"), and the employee of the Company or of a subsidiary of the Company identified on Schedule I hereto (the "Employee").

      The Company and Employee are parties to an employment agreement (the "Employment Agreement") dated September 1, 1998.

      On the Grant Date the Company granted to the Employee the option or options hereinafter described pursuant to, and subject to and upon the terms and conditions set forth in, the Tristar Corporation Long-Term Incentive Plan, as amended from time to time (the "Plan"), and promptly thereafter notified the Employee of the grant of such option or options.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

      1.    GRANT OF OPTION.

            (a) On the Grant Date, the Company irrevocably granted to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase all or any part of the aggregate number of shares of its Common Stock, par value $.01 per share (the "Common Stock"), set forth on Schedule I hereto, on the terms and conditions herein set forth.

            (b) To the extent set forth in Schedule I hereto, the right and option to purchase shares of Common Stock are intended to be an incentive stock option (an "ISO") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent such right and option to purchase shares of Common Stock as set forth on
      Schedule I hereto is not identified as being intended to be an ISO, such right and option will be considered a non-statutory option. In addition, to the extent that a right and option to purchase shares of Common Stock intended to be an ISO does not qualify as an ISO, such right and option, to the extent that it does not so qualify, shall be converted to a non-statutory option.

            (c) The ISOs and non-statutory stock options granted to the Employee hereunder are each referred to as an "Option" and collectively referred to as the "Options".

      2.    TERMS.

            (a) EXERCISE PRICE. The exercise price per share for the shares of Common Stock subject to an Option granted hereunder shall be the per share amount set forth in Schedule I hereto for such Option (the "Exercise Price"). With respect to any Option that is intended to be an ISO, the Exercise Price shall not be less than the fair market value per share (determined as of the date the Option is granted) of the Common Stock on such date.

            (b) VESTING. Subject to the provisions of Section 4 of this Agreement and the Plan, the Option or Options granted hereunder shall become exercisable as to the portions of the aggregate number of shares covered by such Option as set forth on Schedule I hereto on and after each of the related dates during the term of such Option set forth on Schedule I hereto.

            (c) TERM AND CONDITIONS OF EXERCISE. An Option granted hereunder shall be exercisable in whole at any time or in part from time to time during the term of such Option as to all or any of the shares then purchasable under such Option.

            The term of the Option or Options subject hereto shall be for the number of years from the Grant Date set forth on Schedule I hereto with respect to such Option or such shorter period of time as is described in Section 4. In no event shall the term of the Option exceed ten years from the Grant Date.

            Except as provided in Section 4, an Option granted hereunder shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or of a subsidiary of the Company. The holder of such Option shall have none of the rights of a stockholder with respect to the shares subject to such Option until such shares are transferred to the holder upon the exercise of such Option.

      3. RESTRICTIONS ON TRANSFER. An Option granted hereunder shall not be assignable or transferrable by the Employee except by will or by the laws of descent and distribution, and subject to Section 4(a), such Option is exercisable, during the Employee?s lifetime, only by the Employee. The designation of a beneficiary by the Employee shall not constitute a transfer. More particularly (but without limiting the generality of the foregoing), such Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of such Option contrary to the provisions hereof, or the levy of any attachment or similar process upon such Option, such Option shall be null and void and of no further effect.

            4. STATUS OF OPTION UPON CERTAIN EVENTS. If the Employee?s employment shall terminate prior to the complete exercise of an Option granted hereunder, then such Option shall thereafter be exercisable solely to the extent provided in paragraphs (a) through (c) of this Section 4; provided, however, that such Option may not be exercised after the scheduled expiration date.

            (a) DEATH OR DISABILITY OR RETIREMENT. If the Employee shall die, be subject to Disability (as defined in Section 22(e)(3) of the Code) while employed by the Company or a subsidiary, retire (as such term is used in any of the Company?s employee benefit plans), or if his employment is terminated other than by reason of his retirement and other than pursuant to Section 7A, 7B, 7C or 7E of the Employment Agreement, an Option granted hereunder (unless previously terminated pursuant to paragraphs (b) or (c) below) may be exercised as follows: (i) in the case of death, for the number of shares for which such Option shall have vested as provided on
      Schedule I hereto on the date of Employee?s death by the legatee or legatees of such Option under the Employee?s last will, or by the personal representatives or distributees of the Employee, at any time within a period of one year after the Employee?s death, but in no event after the expiration of such Option set forth in Section 2(c) herein; (ii) in the case of Disability while employed by the Company or a subsidiary, for the number of shares for which such Option shall have vested as provided on
      Schedule I hereto on the date of Disability by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself, at any time within a period of one year after the Employee ceases to be an employee of the Company or one of its subsidiaries, but in no event after the expiration of such Option set forth in Section 2(c) herein; (iii) in the case of retirement, for the number of shares for which such Option shall have vested as provided on Schedule I hereto as of the date of such retirement so long as the Employee does not become employed by a ?competitor? of the Company subsequent to such retirement, by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of one year after the date of such retirement, but in no event after the expiration of the Option set forth in Section 2(c) herein; and
      (iv) in the case of termination of employment other than by reason of his retirement and other than pursuant to Section 7A, 7B, 7C or 7E of the Employment Agreement, for the number of shares for which such Option shall have been vested as provided on Schedule I hereto on the date of termination, at any time within a period of one year after such date of termination, but in no event after the expiration of the Option set forth in Section 2(c) herein. A determination as to whether the Employee has become employed by a ?competitor,? and the definition of ?competitor,? shall be made by the Compensation Committee (the ?Committee?), in its sole discretion. If an ISO is exercised more than three months after the Employee?s retirement and the Employee has not died or incurred a Disability, such Option will be converted to a non-statutory option.

            (b) TERMINATION BY COMPANY WITH CAUSE OR BY EMPLOYEE WITHOUT GOOD REASON. If the Employee's employment with the Company or a subsidiary shall be terminated pursuant to the provisions of Section 7C or 7E of the Employment Agreement, then any unexercised part of the Option held by the Employee shall immediately terminate and be forfeited unless the Committee, in its sole discretion, shall otherwise determine.

            (c) CHANGE IN EMPLOYMENT. The Option or Options granted hereunder shall not be affected by any change of employment (or by any temporary leave of absence approved by the Committee or by the Board itself), so long as the Employee continues to be in the employ of the Company or of a subsidiary of the Company.

      5. ADJUSTMENTS. If all or any portion of an Option granted hereunder is exercised subsequent to any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the closing market price (as determined by the Committee) of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee may make such appropriate adjustments in the purchase price paid upon exercise of such Option and the aggregate number and class of shares or other securities or property issuable upon any such exercise as the Committee shall, in its sole discretion, determine. In any such event, no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; further, the minimum number of full shares which may be purchased upon any such exercise shall be the minimum number specified on Schedule I hereto adjusted proportionately.

      6. PAYMENT; METHOD OF EXERCISE. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in any combination of cash or whole shares of Common Stock already owned by the Employee or (ii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the Employee as a result of the exercise of such Option (?cashless exercise?). Subject to the terms and conditions of this Agreement, such Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (a) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Section 4 by any person or persons other than the Employee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. If the Option being exercised is an ISO and non-statutory options have also been granted to the Employee hereunder, such notice shall also identify whether the Option being exercised is an ISO and, if so, the number of shares of Common Stock to be purchased pursuant to such exercise. Such notice shall either (i) elect cashless exercise or be accompanied by payment of the full purchase price of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company?s principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in case of clause (i) or
(ii) above, be made by cash or check payable to the order of the Company. Common Stock payments (valued at the closing market price on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. Shares of Common Stock withheld pursuant to a cashless exercise election shall be valued at the closing market price on the date of exercise, as determined by the Committee. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of shares delivered but not so used, and an additional certificate shall be delivered representing the additional shares to which the holder of such Option is entitled as a result of the exercise of such Option. The certificate or certificates for the shares as to which such Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising such Option. All shares issued as provided herein will be fully paid and nonassessable.

      7. ADMINISTRATION. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

      8. TAXES. The Company shall have the right to deduct or withhold, or require the person exercising an Option to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including such person?s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Option.

      9. RESERVES, ETC. Shares of Common Stock delivered upon the exercise of an Option granted hereunder shall, in the discretion of the Board or the Committee, be either shares of Common Stock heretofore or hereafter authorized and then unissued, or previously issued shares of Common Stock heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares of Common Stock at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those covered by an Option granted hereunder.

      10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

      11.   GENERAL RESTRICTIONS.

            (a) An Option granted hereunder shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the recipient of such Option granted pursuant to this Agreement with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Option or the issuance, purchase or delivery of shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

            (b) The Employee hereby (i) represents and warrants that any shares of Common Stock issued, transferred or delivered to, or acquired by, the Employee pursuant to this Agreement shall be acquired solely for the Employee's own account for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933 (the "Securities Act") or the applicable securities laws of any state, (ii) agrees that he or she will not distribute any such shares of Common Stock in violation of the Securities Act or the applicable securities laws of any state, and (iii) acknowledges that, unless notified to the contrary by the Company, such shares of Common Stock will not have been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

      12. ENTIRE AGREEMENT; AMENDMENT. This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes in all respect the provisions of the Employment Agreement related to stock options, including without limitation
Section 4D of the Employment Agreement. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, except that any waiver of any term or condition of this Agreement must be in writing.

      The Committee shall have the authority to amend this Agreement to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, an Option granted hereunder may not be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

      13. GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

      14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

      15. NOTICES. All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

            TO THE EMPLOYEE:

                  As set forth in Schedule I

            TO THE COMPANY:


                  MAILING ADDRESS:

                  Tristar Corporation
                  12500 San Pedro, Suite 500
                  San Antonio, Texas   78216
                  Attention:  Compensation Committee

      16. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      17. CONSTRUCTION. Titles are provided herein for convenience only and are not to serve as a basis for interpretation on construction of the Agreement. The singular form shall include the plural, when the context so indicates. In the event of an inconsistence between the terms of this Agreement and the terms of
Schedule I hereto, the terms of Schedule I shall prevail. In the event of an inconsistency between the terms of this Agreement (including Schedule I) and the terms of the Plan, the terms of the Plan shall prevail.



                           [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her signature, all as of the Grant Date.


                               TRISTAR CORPORATION



                               By:
                                                Viren S. Sheth
                                            Chief Executive Officer





                                                   Employee

                                  SCHEDULE I



Employee Name                                   RICHARD HOWARD


Employee Address



Grant Date


Shares of Common Stock underlying Option                                50,000
                                                                        ------


Option Term                                     10 YEARS


Options Considered to be ISO?s within
the meaning of Section 422(b) of the
Code                                            Yes   XX         No


Exercise Price Per Share                        $
                                                -
(Closing price on date of Grant
as reported by the Nasdaq SmallCap
Market)


Vesting Schedule:

      The Option shall be exercisable according to the following schedule:

(a)                shares on                    ;
      ------------           -------------------
(b)                shares on                    ;
      ------------           -------------------
(c)                shares on                    ;
      ------------           -------------------
(d)                shares on                    ;
      ------------           -------------------
(e)                shares on                    ; and
      ------------           -------------------

(f) If, at any time prior to , the Employee?s employment with the Company or a subsidiary shall be terminated by the Company or such subsidiary for any reason other than the reasons set forth in Section 7.C of the Employment Agreement, or if the Employee terminates his employment with the Company or a subsidiary for any reason other than the reasons set forth in Section 7.E of the Employment Agreement, then the Option granted hereunder may be exercised in whole or in part by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself, for an aggregate of shares at any time within a period of one year after the Employee ceases to be an employee of the Company or one of its subsidiaries. The remaining part of the Option shall immediately terminate and be forfeited unless the Committee, in its sole discretion, shall otherwise determine.

                                   EXHIBIT B

                                CODE OF CONDUCT

                                   EXHIBIT C

                              LIST OF COMPETITORS


UNITED STATES                 CANADA                VENEZUELA

Jean Philippe                 Cartland              Glamour, C. A. (Jean Nacris)
Delagar                       Claude G
Parfums DeCoeur
Fragrance Impressions
Lady in Red
L?Illusions
Yaz
From France to You
Paris Design
Q Perfumes
Deborah
Artmatic
Pavion
Wet n Wild

                                   EXHIBIT D

                           INDEMNIFICATION AGREEMENT

      This agreement is made as of the __th day of ___________, 199_, by and between Tristar Corporation, a Delaware corporation (the "COMPANY"), and the undersigned Officer of the Company (the "INDEMNITEE"), with reference to the following facts:


      18. The Company desires that Indemnitee continue as an officer and employee of the Company and the Indemnitee wishes to continue to serve in such capacity.

      19. Section 145 of the General Corporation Law of the State of Delaware, under which Law the Company is organized, empowers corporations to indemnify a person serving as a director, officer, employee or agent of the corporation and a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and said Section 145 specifies that the indemnification set forth therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

      20. The Company's Certificate of Incorporation and Bylaws expressly provide for the indemnification of certain individuals of the Company to the full extent permitted by applicable law, the advancement of expenses in respect thereof, and permit the execution of contracts, such as this Agreement, providing for indemnification in addition to the indemnification obligations of the Company set forth therein. The Indemnitee has indicated that he does not regard the indemnities available under the Company's Certificate of Incorporation and By-Laws as adequate to protect him against the risks associated with his service to the Company and has noted that the Company does not currently provide directors' and officers' liability insurance for his benefit, although the Company intends to do so. In this connection the Company and the Indemnitee now agree they should enter into this Indemnification Agreement in order to provide greater protection to Indemnitee against such risks of service to the Company

      21. In order to induce the Indemnitee to continue to serve as an officer and employee of the Company and in consideration of his continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

            INDEMNITEE. The Company will indemnify and hold harmless the Indemnitee, his executors, administrators or assigns, for any Expenses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding. As used in this Agreement the term "PROCEEDING" shall include any threatened, pending or completed claim, action, suit or proceeding, (other than actions brought by or in the right of the

      Company) or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer and employee of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such officer or employee, or by reason of the fact that he was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful. With respect to any action brought by or in the right of the Company, such Indemnitee shall also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. As used in this Agreement, the term "OTHER ENTERPRISE" shall include (without limitation) employee benefit plans and administrative committees thereof, and the term "FINES" shall include (without limitation) any excise tax assessed with respect to any employee benefit plan.

            EXPENSES. As used in this Agreement, the term "EXPENSES" shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

            ENFORCEMENT. If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such suit. The Company shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Company pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Company shall have the burden of proving such Expenses to be unreasonable. The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be upon the Company.

            SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights and providing all assistance requested by the Company.

            EXCLUSIONS. The Company shall not be liable under this Agreement to pay any Expenses in connection with any claim made against the Indemnitee:

                  to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy of the Company;

                  in connection with a judicial action by or in the right of the
            Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

                  if it is provided by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee?s in fact having gained any personal profit or advantage to which he was not legally entitled;

                  brought about or contributed to by the dishonesty of the
            Indemnitee seeking payment hereunder, however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

                  for any Expense which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

      INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

      PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to the indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

      ADVANCES OF EXPENSES. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon the request of the Indemnitee that the Company pay such Expenses. The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

      APPROVAL OF EXPENSES. No Expenses for which indemnity shall be sought under this Agreement, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Company, which consent shall not be unreasonably withheld.

      NOTICE OF CLAIM. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee?s power.

      COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

      INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee?s right to indemnification under any provision of the Certificate of Incorporation or By-Laws of the Company and amendments thereto or under law.

      GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      SAVING CLAUSE. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this

Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

      COVERAGE. The provisions of this Agreement shall apply with respect to the Indemnitee's service as an officer and employee of the Company prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be an officer and employee of the Company.

      WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                              TRISTAR CORPORATION

                              By: /s/ VIREN SHETH
                              Name: VIREN SHETH
                              Title: CHIEF EXECUTIVE OFFICER

                                    /s/ RICHARD HOWARD
                              --------------------------------
                                        RICHARD HOWARD